CONSENT TO SUBLEASE

     THIS CONSENT TO SUBLEASE ("Consent Agreement") is executed effective the 1st day of April, 2005 by and among Harsch Investment Properties, LLC, an Oregon limited liability company, ("Landlord"), Gateway, Inc., a Delaware corporation, ("Tenant"), and SpaceDev, Inc., a Colorado corporation, ("Subtenant").

     Landlord and Tenant are parties to that certain Lease dated May 14, 2001, as amended (the "Lease"). Landlord acquired the business park containing the Premises and was assigned the Landlord's interest under the Lease, as amended, effective November 9, 2001. Tenant desires to sublet all (11,069 square feet) of the Premises covered by the Lease to Subtenant, pursuant to a separate sublease (the "Sublease"). Under the Lease, such a Sublease requires the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord is willing to grant such consent, on the following terms and conditions.

     1. Sublease. Tenant and Subtenant warrant that a true copy of the Sublease is attached hereto as Exhibit "A." Tenant and Subtenant covenant to deliver to Landlord upon execution any subsequent amendment or addendum regarding the Sublease.

     2. Consent. Landlord hereby consents to the Sublease on the terms set forth in this Consent Agreement. The consent granted herein is a consent only to the act of subletting; it is not a consent, agreement, or approval of or to any of the terms and provisions of the Sublease nor is it a representation by Landlord that any warranties made in connection with or as a part of the Sublease are accurate. This Consent Agreement is not a waiver of any default by Tenant, nor of any right of Landlord. Regardless of the terms and provisions of the Sublease, Landlord shall continue to be entitled to full performance of all of the terms of the Lease, even if the Sublease may specify different or lesser performance than does the Lease.

     3. Other Consents. Landlord retains all rights under the Lease, including all rights with respect to any other or future sublease or assignment, any alterations, any changes of use, and any other matter. This Consent Agreement is not a consent to any future assignment or sublease and is not a waiver of the requirement to seek and to obtain consent for the same.

     4. Lease Obligations. Subtenant hereby agrees to be bound by and to perform all of the obligations of the Tenant under the Lease . Without limiting the generality of the foregoing, (a) Subtenant shall indemnify and defend Landlord on the same terms as Tenant is required to do so by the Lease, and (b) Subtenant hereby waives and releases all claims against Landlord, and acknowledges that the liability of Landlord to Subtenant is limited, all on the same basis as Tenant has done so pursuant to the terms of the Lease. Subtenant is not, however, granted any right to enforce the Lease against Landlord.

     5. Continued Liability. Nothing herein shall be deemed a waiver or a release of any obligation or liability of Tenant under the Lease. Tenant shall remain fully liable and responsible under the Lease. No consent, amendment or indulgence attributable to Landlord with respect to the Lease or Sublease shall release Tenant from any such liability or obligation.

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     6. Attribution. Any act or omission attributable to Subtenant shall also be attributable to Tenant such that, if such act or omission had been committed by Tenant and would constitute a default under the Lease, the same shall constitute a default under the Lease.

     7. Changes. This Consent Agreement is not a consent to any alteration of the Premises or change in use of the Premises.

     8. Lease Termination. The Sublease is and shall be subject and subordinate to the Lease. In the event Landlord terminates the Lease and/or Tenant's right of possession of the Premises pursuant to the Lease, or in the event the Lease otherwise terminates, such event shall not be deemed (by merger or otherwise) to be a transfer of the Sublease to Landlord. Rather, in such event, the Sublease shall be deemed to be terminated by Tenant and Subtenant; provided, however, Landlord shall have the right, in its discretion, to elect that such event does constitute an assignment to Landlord of the Sublease. In the event of such assignment, Subtenant shall tender all performance under the Sublease to Landlord and Landlord shall have all rights as lessor under the Sublease, provided, (a) Landlord shall not be bound by any amendment of or waiver of lessor rights under the Sublease, (b) Landlord shall not credit Subtenant nor be liable to Subtenant for any security deposit, prepaid rent, or other prepaid amount which shall have been deposited with or prepaid to Tenant, and (c) Landlord shall not be liable for nor obligated to cure or remedy any default or failure on the part of Tenant under the Sublease.

     9. Notices. Landlord assumes no obligation to send any notice to Subtenant. In the event Landlord desires to send any notice to Subtenant, such notice shall be given and deemed received as set forth in Section 27 of the Lease. The address to be used for Subtenant is Spacedev, Inc., 13855 Stowe Drive, Poway, California, 92064, attention Richard B. Slansky.

     10. Insurance. Upon execution hereof, Subtenant shall deliver to Landlord certificates evidencing insurance as described in Section 11 of the Lease.

     11. Performance. Landlord shall have no obligation to accept payment or performance of any obligation of Tenant from Subtenant. Acceptance of any payment or performance by Landlord from Subtenant shall not constitute consent to any assignment to Subtenant nor vest in Subtenant any other or further rights.

     12. Confirmation. By execution below, Tenant agrees and acknowledges that to the best of Tenant's knowledge, Landlord has performed all of its obligations under the Lease to date, including, but not limited to, those obligations related to this Consent Agreement.

     13. Security Deposit. All rights with respect to any security deposit paid by Tenant to Landlord shall be determined exclusively pursuant to the Lease, and Subtenant shall have no right to such security deposit.

     14. Default. All obligations of Tenant and Subtenant hereunder are covenants in favor of Landlord. Without limiting any other right or remedy of Landlord, any failure by Tenant or Subtenant to perform any such covenant shall be deemed to be a failure by Tenant to perform a material obligation under the Lease.

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     15.  Conditions  Precedent.  This Consent Agreement shall be effective only when (a) the same shall have been executed and delivered by all parties, (b) the required insurance certificate(s) shall have been delivered to Landlord, (c) the Sublease shall have been fully executed and delivered and evidence of the same shall have been delivered to Landlord, and (d) the sum of $1,000.00 shall have been paid to Landlord. If these conditions are not met by April 30, 2005, this Consent Agreement shall be void.

          IN WITNESS WHEREOF, this Consent Agreement is executed as of the date and year first above written.


                                      LANDLORD:
                                      ------------------------------------------
                                      By:  /s/ William H. Rodewald
                                      Its:  Vice President
                                      On:  April 14, 2005

                                      TENANT:  Gateway, Inc
                                      ------------------------------------------
                                      By:  /s/  G.W. Jaquess
                                      Its:  Sr. Director


                                      SUBTENANT:  SpaceDev, Inc
                                      ------------------------------------------
                                      By:  /s/ Richard B. Slansky
                                      Its:  President

Exhibits
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A  -  Sublease

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